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                                                                    Exhibit 23.1


                       CONSENT OF PRICEWATERHOUSECOOPERS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2001, except for the third paragraph of Note 1, which is as of September 19, 2001, relating to the financial statements and financial statement schedule, which appears in King Pharmaceuticals, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts".

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 5, 2001 relating to the financial statements of the Corgard(R), Corzide(R), Delestrogen(R) and Florinef(R) products of Bristol-Myers Squibb Company, which appears in the Current Report on Form 8-K/A of King Pharmaceuticals, Inc. dated October 19, 2001.

PricewaterhouseCoopers LLP
Atlanta, Georgia
January 30, 2002